Exhibit 99.1

NEWS RELEASE
For Immediate Release	Investors:	Media:
April 15, 2020	Bill Marshall	Trisha Meade
	Vice President, Investor Relations	Director, Communications & Engagement
	(804) 287-8108	(804) 285-5390
	bill.marshall@pfgc.com	mediarelations@pfgc.com

Performance Food Group Company Announces
Public Offering of 11,500,000 Shares of Common Stock

RICHMOND, Va. – Performance Food Group Company (“PFG” or the “Company”) (NYSE: PFGC) announced today that it has commenced a public offering of an aggregate of 11,500,000 shares of its common stock in an underwritten registered public offering. The underwriters are expected to be granted a 30-day option to purchase up to an additional 1,725,000 shares of the Company’s common stock.

Credit Suisse is acting as lead bookrunning manager and representative of the underwriters for this offering.

The Company intends to use the net proceeds of the offering (after deducting the underwriting discounts and commissions and other estimated expenses of the offering payable by the Company) for working capital and other general corporate purposes.

The offering will be made pursuant to an effective shelf registration statement and prospectus and a related preliminary prospectus supplement to be filed by the Company with the Securities and Exchange Commission.  This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the prospectus supplement and related prospectuses for this offering can be obtained from Credit Suisse, Credit Suisse Securities (USA) LLC, by mail: Attn: Prospectus Department, Eleven Madison Avenue, 3rd floor, New York, NY 10010; by phone: 1-800-221-1037; by e-mail: usa.prospectus@credit-suisse.com.

About Performance Food Group Company

Built on the many proud histories of our family of companies, Performance Food Group is a customer-centric foodservice distribution leader headquartered in Richmond, Virginia. Grounded by roots that date back to a grocery peddler in 1885, PFG today has a nationwide network of over 100 distribution facilities, thousands of talented associates and valued suppliers across the country. With the goal of helping our customers thrive, we market and deliver quality food and related products to over 200,000 locations including independent and chain restaurants, schools, business and industry locations, healthcare facilities, vending distributors, office coffee service distributors, big box retailers, theaters and convenience stores. Building strong relationships is core to PFG’s success – from connecting associates with great career opportunities to connecting valued suppliers and quality products with PFG’s broad and diverse customer base.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements relating to the intended use of proceeds from the offering. These statements include, but are not limited to, all statements that do not relate solely to historical or current facts. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties, including but not limited to the factors discussed under the section entitled “Risk Factors” in PFG’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019 filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, which could cause actual future results to differ materially from those expressed in any forward-looking statements.

Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this press release that may affect the accuracy of any forward-looking statement, except as required by law.

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